Exhibit 99.1

1400 Toastmaster Drive, Elgin, Illinois 60120 • (847) 741-3300 www.middleby.com

Middleby Appoints Brittany Cerwin as Chief Financial Officer

Bryan Mittelman to Serve as Special Advisor Through Completion of Food Processing Spin-Off

Elgin, Ill. (BUSINESS WIRE) March 25, 2026 - The Middleby Corporation (“Middleby”) (NASDAQ: MIDD), a global leader in the foodservice industry, today announced the appointment of Brittany Cerwin as Chief Financial Officer, effective immediately. Ms. Cerwin succeeds Bryan Mittelman, who has served as CFO since 2019 and will transition to the role of Special Advisor to the Chief Executive Officer.

“Brittany has been an integral part of the Middleby corporate finance team since joining us fifteen years ago. Her financial expertise and exceptional leadership are highly respected across the organization,” said Tim FitzGerald, Middleby Chief Executive Officer. “Brittany has led the development of our global finance organization as it exists today, supporting our rapid growth as revenues increased threefold and earnings grew five times during her tenure. As part of the executive team since 2023, her deep knowledge of our business and broad financial acumen has been key to the successful execution of our companywide financial strategies and ongoing growth initiatives. As we complete our transformation into a pure-play commercial foodservice equipment leader, I have tremendous confidence in Brittany to drive continued financial excellence and to be a significant contributor to our future success.”

Ms. Cerwin joined Middleby in 2011 and has consistently taken on roles of increasing responsibility as she excelled within Middleby finance. As Chief Accounting Officer, a position she assumed in 2023, she worked closely with the executive leadership team, overseeing and directing the financial reporting functions across all Middleby business units. Her role has been critical to the integration of acquisitions and the execution of growth initiatives. Prior to being named Chief Accounting Officer, Ms. Cerwin served as Corporate Controller. Before joining Middleby, Ms. Cerwin was with Grant Thornton, LLP, Chicago. She holds both a bachelor’s degree and a master’s degree in accounting from Bradley University, Peoria, Ill.

“I’m excited to take on the CFO role during this pivotal time, as we build upon our strong foundation and position the company for continued future success. Middleby has always been a highly respected industry leader with a solid growth strategy and iconic brands, and I am confident our ongoing transformation will create long-term value,” said Ms. Cerwin. “I am committed to turning our financial goals into solid results, benefitting our employees, partners and shareholders. I’ve seen the company evolve over the past decade and a half, and I believe this upcoming period will be one of the most transformational in Middleby’s history. I look forward to working with Tim and the entire Middleby team as we complete our strategic portfolio initiatives and focus on driving value as a pure-play commercial foodservice leader.”

In his role as Special Advisor, Mr. Mittelman will focus exclusively on the completion of the company’s portfolio transformation, including executing the previously announced spin-off of its Food Processing business, expected by the end of the second quarter of 2026.

“I want to thank Bryan for his outstanding leadership and significant contributions to Middleby over the past seven years,” Mr. FitzGerald continued. “Bryan has been instrumental in strengthening our financial foundation and positioning the company for long-term success. His role as Special Advisor provides a seamless transition of the CFO role and allows us to dedicate his expertise and leadership entirely to completing our strategic portfolio transformation. In this capacity Bryan will have a critical role, partnering with Middleby Food Processing management to oversee the financial establishment of the new organization to ensure a successful spin-off that maximizes shareholder value.”

About Middleby

The Middleby Corporation is a global leader in the foodservice industry. The company develops and manufactures a broad line of solutions used in commercial foodservice and food processing. Middleby showcases its advanced solutions in the Middleby Innovation Kitchens for commercial foodservice, industrial baking and protein Innovation Centers for food processing solutions.

For more information about Middleby, please visit www.middleby.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release or otherwise attributable to the company regarding the company’s business which are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations with respect to our future performance and the outcome of our strategic review. The company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; the impact of competitive products and pricing; the timely development and market acceptance of the company’s products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in the company’s SEC filings, including the possibility that the proposed spin-off of Middleby’s Food Processing business (“FP” or “FP business”) will not be consummated within the anticipated time period or at all, including as the result of regulatory, market or other factors, including the possibility that various closing conditions for the spin-off may not be satisfied; the potential disruption to Middleby’s business in connection with the proposed transaction or spin-off; the potential that the FP business and Middleby do not realize all of the expected benefits of the spin-off; that the spin-off may be more difficult, time consuming or costly than expected; the failure of the spin-off to qualify for the expected tax treatment; potential adverse effects of the announcement of the proposed FP spin-off or results thereof, including on the market price of Middleby’s common stock, the ability of Middleby to develop and maintain relationships with personnel, customers, suppliers and others with whom it does business or Middleby’s business, financial condition, results of operations and financial performance; and risks related to diversion of Middleby’s management’s attention from its ongoing business operations due to the transaction and the proposed FP spin-off. Any forward-looking statement speaks only as of the date hereof, and the company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

For The Middleby Corporation:

Investors:

Rebecca Ellin

SVP of Investor Strategy and Corporate Development

rellin@middleby.com

Media:

Darcy Bretz

VP of Corporate Communications

dbretz@middleby.com

Kate Schneiderman

Managing Director, ICR

middleby@icrinc.com